Exhibit 99.1

Jaguar Health, Inc. Provides Second Quarter 2018 Financial Updates

Napo Pharmaceuticals, Inc., Jaguar’s wholly-owned human health subsidiary, achieved 47% gross sales growth for Mytesi® (crofelemer) in the second quarter of 2018 versus the first quarter of 2018

SAN FRANCISCO, CA / July 12, 2018 / Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”), a commercial stage pharmaceutical company focused on developing novel, sustainably derived gastrointestinal products on a global basis, announced financial updates today for the second quarter ended June 30, 2018.

Human health commercial highlights for the six-month period ended June 30,2018:

•                  Delivered 47% growth in gross sales of Mytesi in the second quarter of 2018 versus the first quarter of 2018.

•                  Achieved 125% growth in gross sales of Mytesi for the first six-months of 2018 versus the same period in 2017, and 120% growth in gross sales of Mytesi in the second quarter of 2018 compared to the second quarter of 2017.

•                  Continued expansion of the U.S. Napo direct sales organization through the hire of sales representatives with extensive HIV-related experience. As of the second quarter of 2018, Napo has a fully deployed direct sales organization consisting of 18 Mytesi field sales representatives strategically positioned to cover U.S. geographies with the highest potential (and two salesforce managers).

•                  Executed Mytesi co-promotion agreement with RedHill BioPharma, expanding field sales representation into 36 U.S. territories not currently covered by Napo’s field salesforce to further grow awareness in the U.S. among health care practitioners (“HCPs”), specifically gastroenterologists, and patients regarding the benefits of Mytesi.

•                  In the second quarter of 2018, Mytesi was successfully added to the AIDS Drug Assistance Program (“ADAP”) formulary in four additional U.S. states and recommended for inclusion in the ADAP formulary for several other states.

•                  Hired Robert J. Griffing, a seasoned industry veteran with a broad range of experience that includes commercializing supportive care and HIV treatments, as Chief Commercial Officer.

During the first six months of 2018, Napo’s direct salesforce, supported by a full complement of patient and healthcare practitioner education programs, direct-to-consumer advertising campaigns, publication-focused efforts, the NapoCares™ Patient Assistance Program, and government affairs activities regarding neglected comorbidities of HIV, delivered important sales growth for Mytesi.

The number of new prescribers is expected to grow in the second half of 2018 as, in combination with RedHill, fifty-four field sales representatives, five (5) inside sales representatives, and four (4) Medical Science Liaisons will have promotion responsibility for Mytesi. This expansion is expected to not only increase the share of voice regarding the benefits of Mytesi to appropriate HCPs, but also enable a greater reliable presence with prescribers. As previously announced, Napo will continue to report top line sales for all sales of Mytesi and RedHill will be compensated on a per-prescription basis.

Furthermore, progress continues at the state level through AIDS Drug Assistance Programs (ADAPs). In the second quarter of 2018, Texas, Maryland, Pennsylvania, and Delaware added Mytesi to their ADAP formularies, and Mytesi was recommended for addition to the ADAP formularies in several key states including California, Florida, and Virginia.

The Company will report full second-quarter 2018 financial and operational updates after the Company’s quarter report on Form 10-Q for the fiscal quarter ended June 30, 2018 (“Q2 Form 10-Q”) has been filed with the Securities and Exchange Commission. The Company expects to file its Q2 Form 10-Q in mid-August 2018.

Note Regarding Use of Non-GAAP Measures

Gross sales percentages issued by the Company are based on gross sales figures that represent Mytesi orders placed by wholesalers with Jaguar’s third-party logistics warehouse which generate invoiced sales and cashflow for Napo. Gross sales is used internally by management as an indicator of and to monitor operating performance, including sales performance of Mytesi, salesperson performance, and product growth or declines. The Company believes that the presentation of gross sales provides a closer to real-time useful measure of our operating performance. Gross sales is not a measure that is recognized under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net sales, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies, as gross sales has been defined by the Company’s internal reporting practices. In addition, gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from certain customers.

About Mytesi®

Mytesi (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

See full Prescribing Information at Mytesi.com. Crofelemer, the active ingredient in Mytesi, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

About Jaguar Health, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy.

For more information about Jaguar, please visit jaguar.health. For more information about Napo, visit napopharma.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the expectation that the number of new Mytesi prescribers will grow in the second half of 2018, the expectation that this expansion will not only increase the share of voice regarding the benefits of Mytesi to appropriate HCPs, but also enable a greater reliable presence with prescribers, and the expectation that the Company will file its Q2 Form 10-Q in mid-August 2018. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX

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